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                                                                    EXHIBIT 99.1

PROXY                          EPL PRO-LONG, INC.
                   Proxy Solicited by the Board of Directors
              Special Meeting of the Shareholders - ________,1998


  The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Special Meeting") of EPL Pro-Long, Inc., a California corporation ("EPL"), and the Proxy Statement/Prospectus delivered to the undersigned in connection therewith, and (b) appoints Elton Alderman and Nicholas M. Rosier, and each of them, individually, as the attorney, agent and proxy for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to vote, as designated below, upon and act with respect to all of the shares of Common Stock, no par value per share (the "Common Stock"), of EPL standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournment or postponement thereof.


                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1

1. To approve and adopt (i) the Agreement and Plan of Reorganization, dated as of February 5, 1998, by and between EPL and Prolong International Corporation, and the Transaction contemplated therein, and (ii) the EPL Plan of Dissolution, as described in the accompanying Proxy Statement/Prospectus.

                [_] FOR     [_] AGAINST       [_] ABSTAIN

2. In their discretion, on such other business as may properly come before the Special Meeting or any adjournment thereof.

              IMPORTANT--PLEASE SIGN AND DATE AND RETURN PROMPTLY

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  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
SHAREHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF (i) THE AGREEMENT AND PLAN OF REORGANIZATION, AND THE TRANSACTION CONTEMPLATED THEREIN, AND (ii) THE EPL PLAN OF DISSOLUTION.

                                       Date ______________, 1998


                                       _____________________________________
                                             (Signature of shareholder)

                                       Please sign your name exactly as it
                                       appears hereon.  Executors,
                                       administrators, guardians, officers of
                                       corporations and others signing in a
                                       fiduciary capacity should state their
                                       full titles as such.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.